Exhibit 10.1

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of October 26, 2023, and is made by and between Graphite Bio, Inc., a Delaware corporation (“Sublessor”), and Soleil Labs, LLC, a Delaware limited liability company (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1.
Recitals: This Sublease is made with reference to the fact that BAYSIDE AREA DEVELOPMENT, LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain lease, dated as of December 16, 2021 (the “Master Lease”), with respect to premises consisting of approximately 85,165 rentable square feet of space, located at 233 E. Grand Avenue, South San Francisco, California (the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A.
2.
Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately 32,113 rentable square feet of space located on the second floor of the Premises (hereinafter, the “Subleased Premises”). The Subleased Premises are more particularly described on Exhibit B attached hereto. The square footage of the Subleased Premises shall be as set forth in this paragraph, notwithstanding any remeasurement. In connection with its use of the Subleased Premises, Sublessee shall also have the non-exclusive right to use the Common Areas (as defined in the Master Lease). Sublessee acknowledges and agrees that, (a) until the Demising Work is complete, the stairway between the second and third floors of the Premises will not be physically demised, (b) the Subleased Premises do not include any portion of the third floor of the Premises or any right to use or access the third floor or any furniture or equipment therein and (c) Sublessee shall not use or enter, and shall prevent its employees, agents, contractors, licensees and invitees from using or entering, the third floor of the Premises and any furniture or equipment therein. Sublessor shall not use or enter, and shall prevent its employees, agents, contractors, licensees and invitees from using or entering, the Subleased Premises (subject to Master Lessor’s right to enter the Subleased Premises pursuant to Section 27 of the Master Lease and subject to Sublessor’s right to enter the Subleased Premises pursuant to Section 27 of the Master Lease, as incorporated herein). Until the Demising Work is complete, while the Subleased Premises can be accessed from the third floor of the Premises, Sublessor shall install caution tape and a “no entry” sign across the top of the stairs to the third floor of the Premises. Sublessor represents that it has not occupied or conducted operations in the Subleased Premises.
3.
Term:
A.
Initial Term. The term (the “Term”) of this Sublease shall be for the period commencing on the later of the date of this Sublease and receipt of Master Lessor’s consent to this Sublease (the “Commencement Date”) and ending December 31, 2024 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease sooner expires pursuant to its terms. For the avoidance of doubt, the Subleased Premises shall be deemed delivered and early access provided when Sublessor provides Sublessee keys or other means of access thereto.
4.
Rent:
A.
Base Rent. Sublessee shall pay directly to Master Lessor as base rent for the Subleased Premises for each month during the Term the following amounts per month (“Base Rent”).

Months Base Rent

1-12 $183,044.10*

13-Expiration Date $189,450.64

*So long as Sublessee is not in default under this Sublease beyond any applicable notice and cure period, Base Rent only for the first twelve (12) full calendar months of the Term shall be abated.

Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor pursuant to ACH instructions provided by Sublessor from time to time or to an address as may be designated in writing by Sublessor from time to time.

B.
Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Direct Expenses” (as defined in Section 4.2.2 of the Master Lease) and costs of utilities under Section 6.2 of the Master Lease, as incorporated herein, with respect to the Subleased Premises shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein. Sublessee shall be entitled to its Pro Rata Share of all credits, if any, given by Master Lessor to Sublessor for Sublessor’s overpayment of such expenses to the extent paid by Sublessee. Sublessor shall promptly forward the appropriate invoices received from Master Lessor. For avoidance of doubt, Sublessee shall not be required to pay for any Additional TI Allowance Payment payable under the Master Lease. Sublessee shall also pay to Master Lessor its pro rata share based on the square footage of the Subleased Premises to the square footage of the Premises (“Pro Rata Share”), which amount may be equitably adjusted by Sublessor based on its reasonable determination of actual usage, within thirty (30) days of request by Sublessor, of the cost of any utilities that are not separately metered and not included in Direct Expenses and Sublessee’s Pro Rata Share of Sublessor’s actual and reasonable cost of performing any repairs or maintenance to the shared clean dry air and house vacuum systems or providing the services described in Paragraph 9.B and any other services that benefit the Subleased Premises (but excluding any capital improvements or expenditures except to the extent amortized over their useful lives as reasonably determined by Sublessor), and shall pay the entire cost of such amounts to the extent due to the misuse or excess use or negligence, willful misconduct or violation of this Sublease by Sublessee or its agent, employee or contractor. Sublessee shall also pay any gross receipts or rent tax payable with respect to this Sublease, but Sublessee shall not be required to pay any gross receipts or rent tax payable with respect to the Master Lease. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Notwithstanding anything to the contrary in the Sublease, Sublessee shall not be required to pay any Rent or perform any obligation that is required as a result of a default by Sublessor of any of its obligations under the Master Lease (except to the extent such default was due to the negligence or willful misconduct of Sublessee or its agents, employees, contractors, licensees or invitees or violation of this Sublease by Sublessee) or, except to the extent due to the negligence or willful misconduct of Sublessee or its agents, employees, contractors, licensees or invitees or violation of this Sublease by Sublessee, the misuse, negligence or willful misconduct of or by Sublessor or its agents, contractors or invitees or the violation of law by Sublessor.
C.
Payment of Thirteenth Month’s Rent. Within five (5) days after receipt of Master Lessor’s consent to this Sublease, Sublessee shall pay directly to Master Lessor the sum of One Hundred Eighty-Nine Thousand Four Hundred Fifty and 64/100 Dollars ($189,450.64), which shall constitute Base Rent for the thirteenth full calendar month of the Term.
5.
Security Deposit: Within one hundred twenty (120) days after receipt of Master Lessor’s consent to this Sublease, Sublessee shall deposit directly with Master Lessor Four Hundred Fifty Thousand Fifteen and 88/100 Dollars ($450,015.88) (the “Security Deposit”), as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby, including future rent damages under California Civil Code Section 1951.2, without prejudice to any other remedy provided herein or by law. Sublessee hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, that provides that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Sublessee, or to clean the Subleased Premises, it being agreed that Sublessor, in addition, may claim those sums reasonably necessary to compensate Sublessor for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Sublessee, including future rent damages following the termination of this Sublease. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Upon the expiration of this Sublease, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this paragraph, or which is not otherwise required to cure Sublessee’s defaults. The Security Deposit shall be in the form of a letter of credit in form and substance reasonably satisfactory to Master Lessor in favor of Master Lessor delivered within one hundred twenty (120) days after receipt of Master Lessor’s consent to this Sublease, in which case, the terms of Section 21 of the Master Lease, as incorporated herein, shall apply.
6.
Holdover: In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, then unless Sublessee has entered into a direct lease with Master Lessor for the period following the expiration of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 16 of the Master Lease, as incorporated herein, and, if the holdover extends beyond the termination of the Master Lease, the terms of Section 16 of the Master Lease.
7.
Repairs: The parties acknowledge and agree that except as expressly set forth in this Sublease, Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises. Sublessor agrees to deliver the Subleased Premises to Sublessee in the condition in which the Subleased Premises are delivered to Sublessor under the Master Lease, subject to reasonable wear and tear, repairs that are Master Lessor’s responsibility and casualty, and with the FF&E. If the Subleased Premises are not delivered in the condition required under Section 1.1.1 of the Master Lease, or if any of the Tenant Improvements within the Subleased Premises are not constructed by Master Lessor in accordance with the Master Lease, upon written request by Sublessee, Sublessor shall use commercially reasonable efforts (without requiring Sublessor to expend more than a nominal sum) to cause Master Lessor to correct the same at no cost to Sublessee (through Direct Expenses or otherwise). Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Sublessor shall, however, use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance without exercising Sublessor’s rights under Section 7.3 of the Master Lease. Sublessee shall perform all repair and maintenance obligations of Sublessor under the Master Lease, as incorporated herein, including the “Tenant Repair Obligations” under Section 7.1 of the Master Lease, as incorporated herein. Without limiting the foregoing, Sublessee shall repair and maintain, pursuant to annual preventative maintenance agreements with certified vendors, the glass wash, autoclave, de-ionized water system and emergency equipment (including fire extinguishers, emergency showers and eyewash stations) in the Subleased Premises. Sublessor represents and warrants that, to its actual knowledge, without inquiry, all such systems and equipment are in good, working order and repair. Notwithstanding the foregoing, Sublessor shall repair and maintain in good condition and working order the clean dry air and house vacuum serving the Premises and the Subleased Premises in common.

8.
Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor (unless such consent is granted or the requirement to obtain such consent is waived by Master Lessor, including in Master Lessor’s consent to this Sublease). Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed, but the consent of Sublessor may be withheld if Master Lessor’s consent is not obtained. Sublessor’s consent shall not be required for a transfer as described in the first sentence of Section 14.8 of the Master Lease, with references therein to “Tenant” to mean “Sublessee”. Any Transfer shall be subject to the terms of Section 14 of the Master Lease, as incorporated herein.
9.
Use and Services:
A.
Use by Sublessee. Sublessee may use the Subleased Premises only for the Permitted Use (as defined in the Master Lease), other than for vivarium use. Sublessee shall not use, store, transport or dispose of any Hazardous Materials (as defined in the Master Lease) in or about the Subleased Premises except as expressly permitted under the Master Lease, as incorporated herein, including Section 5.3 thereof. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor. Sublessee shall be responsible for obtaining and maintaining in effect throughout the Term its own Hazardous Materials, medical waste and wastewater permits, its own Environmental Protection Agency identification number, and any required emergency equipment that is not already in the Subleased Premises (including fire extinguishers, emergency showers and eyewash stations) and for properly disposing of any hazardous or medical waste it generates.
B.
Services by Sublessor. Sublessor shall provide to the Subleased Premises clean dry air and house vacuum; provided, however, Sublessor shall not be liable for the interruption of any such services for causes beyond Sublessor’s reasonable control.
C.
Services by Master Lessor. Upon written notice by Sublessor from time to time (which notice may be revoked by Sublessor in whole or part at any time and from time to time), Sublessee shall direct its inquiries with respect to badging, gym access, parking regulations and similar matters directly to Master Lessor’s property manager; provided such inquiries do not result in additional charges by Master Lessor or third parties and Sublessee copies Sublessor on all such inquiries.
10.
Delivery and Acceptance: Upon receipt of Master Lessor’s consent to this Sublease, Sublessor shall deliver possession of the Subleased Premises to Sublessee. Sublessor shall use commercially reasonable efforts, at its sole cost and in a good and workmanlike manner and in compliance with applicable laws, prior to the forty-fifth (45th) day after the Commencement Date, to enclose the opening at the stairway between the Subleased Premises and third (3rd) floor of the Premises by walling off the stairway (floor to ceiling and including sound insulation) in a manner which minimizes the reduction of the usable area of the Subleased Premises, installing a ceiling at the top of the stairs (including sound insulation) or other commercially reasonable manner reasonably approved by Sublessee and Master Lessor (the “Demising Work”). In any event, Sublessor shall complete the Demising Work prior to occupancy (or access for preparation of occupancy) of the third (3rd) floor of the Premises by Sublessor or a third party. Such work may be performed before or during the Term and Sublessee shall not be entitled to any reduction in Rent or to any other compensation, and Sublessor shall not be liable for any disturbance or disruption as a result of such work. Sublessor, however, shall use commercially reasonable efforts to minimize disruption to Sublessee’s business operations in performing such work without requiring work to be performed outside normal business hours or materially increasing the cost or delaying the schedule of such work.
11.
Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and

Sublessor. Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed, but the consent of Sublessor may be withheld if Master Lessor’s consent is not obtained.
12.
Insurance; Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term, the insurance required under Section 10 of the Master Lease, as incorporated herein. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.5 of the Master Lease, as incorporated herein, shall be binding on the parties.
13.
Default: Sublessee shall be in default under this Sublease if Sublessee commits any act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 19.2 of the Master Lease and by applicable law, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).
14.
Surrender: Prior to expiration of this Sublease, unless Sublessee has entered into a direct lease with Master Lessor for the period following the expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease, as incorporated herein and, if the Term of this Sublease is extended to be coterminous with the Lease Term under the Master Lease, in the condition described in the Master Lease, in each case except for repairs which are the responsibility of Sublessor under this Sublease. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition. Notwithstanding the foregoing, in no event shall Sublessee be required to remove or restore any alterations or improvements or Lines (as defined in the Master Lease) existing in the Subleased Premises as of the date this Sublease is executed by Sublessor and Sublessee and Master Lessor’s consent to this Sublease is obtained or the Demising Work.
15.
Broker: Sublessor and Sublessee each represents to the other that it has dealt with no real estate brokers, finders, agents or salesmen other than Innovation Real Estate Group, dba Innovation Properties Group (IPG), representing Sublessee, and Cornish & Carey Commercial dba Newmark representing Sublessor, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
16.
Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be the applicable address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above; provided that, to be valid, notices to Sublessor must also be emailed to cgarrett@graphitebio.com or such other email as may be provided by Sublessor from time to time and notices to Sublessee must also be emailed to lquan@soleil.bio or such other email as may be provided by Sublessee from time to time. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

17.
Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.
18.
Other Sublease Terms:
A.
Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises”, “Lease Term” and “Base Rent” shall be deemed a reference to the “Subleased Premises”, “Term” and “Base Rent” under this Sublease, respectively; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities (except for the indemnity by Sublessor pursuant to the second to last sentence of Section 10.1 of the Master Lease, incorporated herein, with respect to the matters set forth therein and the indemnity by Sublessor pursuant to Section 5.3.1.4.3 of the Master Lease, incorporated herein, with respect to Hazardous Materials Released by Sublessor), representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults, or one-half the time period permitted under the Master Lease (rounding up for partial days), which ever allows Sublessee the greater amount of time; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and/or deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor and any caps shall apply separately to Master Lessor and Sublessor (with respect to a further subsubleasing of the Subleased Premises, an assignment of the Sublease by Sublessee or alterations constructed by Sublessee and other actions under the Master Lease by Sublessee as to which consent or review fees are payable); (xii) Sublessor’s obligations under Section 4 are limited to forwarding statements and refunds provided by Master Lessor, and Sublessee shall have no right to dispute or, unless allowed by Master Lessor (in which case, the terms of Section 4.6 shall apply to Sublessee), audit such statements; (xiii) each reference to Lease Commencement Date shall mean the Commencement Date of this Sublease, except in Sections 4.2.4(p) and 5.3.1.2; and (xiv) each reference to Permitted Use shall mean the use permitted under Paragraph 9.A of this Sublease. Except as expressly provided in Paragraph 4.A above, under no circumstances shall rent abate under this Sublease except to the extent that rent correspondingly abates under the Master Lease as to the Subleased Premises.

Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: introductory paragraph, Summary of Basic Lease Information (except Sections 2.1, 7 and 9), Sections 1.1.1, 1.1.2 (the first sentence), 1.1.4, 1.2, 1.3, 2.1 (except the first, third and fourth sentences), 2.2.1 (except the last sentence), 2.2.2 (the first sentence), 3, 4.2.6, 4.6 (unless Master Lessor allows Sublessee to audit its expenses), 5.3.1.4.3 (except with respect to the indemnity for Hazardous Materials Released by Sublessor and the nonliability provisions with respect to Hazardous Materials that exist in, on or about the Project as of the date hereof or Hazardous Materials Released by Master Lessor or any “Landlord Parties” under the Master Lease), 6.1 (the first clause in the last sentence), 6.5 (the clause beginning with “which” and ending with “Landlord’s Work”), 6.6, 7.3, 8.5 (the last four sentences), 14.3 (the penultimate sentence and the parentheticals in the second sentence), 14.8, 18 (the first and third sentences), 21 (provided, however, if Sublessee provides the Security Deposit in the form of a letter of credit (“L-C”), the terms of Section 21 shall be incorporated, with references to the L-C Amount to be the amount of the Security Deposit), 23.1 (the parenthetical in subpart (i), subparts (iii) and (b), the penultimate sentence and, only to the extent it would reduce Sublessor’s signage rights as to the remainder of the Premises, the last sentence), 28 (the fourth and last four sentences), 29.18, 29.24; Exhibits A, B, F, G and H. In addition, notwithstanding subpart (iii) above, (a) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 1.1.2(iii), 1.1.3, 4.2.4, 6.1 (the first sentence), 6.5 (the second sentence), 7.2, 8.4 (the last reference in the first sentence), 10.2, 11.1 (the second and third sentences), 11.2 (except the last instance), 13 (the first sentence), 15.2 (the last reference of the first sentence), 23.1 (last sentence), 29.13 (the first sentence), 29.26 (the first sentence) and 29.29.1; (b) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 4.5, 5.3.1.2, 5.3.2, 5.3.4.1, 10.3.4, 10.4, 17, 24 (the third sentence) and 26.2; (c) the last two (2) references to “Landlord” in the second sentence of Section 10.1 of the Master Lease shall mean Master Lessor or Sublessor; (d) Tenant’s Share shall mean 37.71% of the Premises and 21.64% of the Building; (e) subject to Master Lessor’s approval, Sublessor agrees that “Soleil”, “Soleil Labs” and “Soleil Labs, LLC” are not Objectionable Names, (f) in Section 14.3, Sublessee shall pay Sublessor the entire premium payable to Master Lessor under the Master Lease, plus fifty percent (50%) of any remaining Transfer Premium; and (g) the reference in the second sentence of Section 8.1 to $100,000 shall be to $50,000.

B.
Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease that are incorporated hereunder (except for those obligations which are expressly the obligations of Sublessor under this Sublease). In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Subleased Premises on the terms of this Sublease for the remainder of the Term), without any liability of Sublessor to Sublessee. Notwithstanding anything to the contrary herein, Sublessor shall not, without Sublessee’s prior written consent, or amend any provisions of the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease in each case that would adversely affect Sublessee’s use or occupancy of the Subleased Premises or increase Sublessee’s liability hereunder without Sublessee’s consent. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail. The parties acknowledge that, concurrently herewith, (a) Sublessor is entering into an amendment of the Master Lease that will allow Master Lessor to terminate the Master Lease in whole or part at any time, (b) Sublessee is entering into a direct lease of the Subleased Premises with Master Lessor that commences immediately upon termination of this Sublease and (c) the parties are entering into a consent to this Sublease with Master Lessor whereby Master Lessor agrees to perform all obligations of Sublessor under this Sublease.

Accordingly, Sublessee agrees to look solely to Master Lessor to perform such obligations under this Sublease and that Sublessor shall have no liability to Sublessee under this Sublease, including as a result of any termination of the Master Lease.
19.
Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor in form and substance acceptable to Sublessor and Sublessee in their good faith discretion, which consent (or direct lease agreement) unless waived by Sublessee, must include nondisturbance protection for Sublessee. The execution of Master Lessor’s consent form shall be deemed the agreement by the signing party that the consent is in acceptable form. Each party shall use commercially reasonable efforts to obtain such consent. Promptly upon request of Master Lessor, Sublessee shall execute an attornment agreement in commercially reasonable form. Sublessor shall pay all consent and review fees set forth in the Master Lease to obtain Master Lessor’s consent to this Sublease.
20.
Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights under Sections 11, 13 and 14.4 of the Master Lease. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights as to all of the Subleased Premises, this Sublease shall terminate without any liability to Master Lessor or Sublessor.
21.
Intentionally Omitted.
22.
Parking and Signage. Sublessee shall have the right to park in eighty (80) parking spaces in the on-site parking lot and garage that serves the Building, on an unreserved basis, as provided in Section 28 of the Master Lease, as incorporated herein. Subject to Master Lessor’s and Sublessor’s consent (with Sublessor’s consent not to be unreasonably withheld, conditioned or delayed) and Section 23 of the Master Lease, as incorporated herein, and provided the same do not reduce or diminish Sublessor’s signage rights as to the remainder of the Premises, Sublessee shall have the right to install its name and/or logo on (i) the existing Building monument sign and any future tenant identification sign at the entrance to the Project, (ii) Building entrance, internal lobby directional and lobby identification signs and (iii) a suite identification sign at the entrance to the Subleased Premises or elevator lobby on the second floor.
23.
Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the furniture, fixtures and equipment within the Subleased Premises which are identified on Exhibit C attached hereto (the “FF&E”) at no additional cost to Sublessee. The FF&E is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the FF&E under the property insurance policy required under the Master Lease, as incorporated herein, and pay all taxes with respect to the FF&E. Sublessee shall maintain the FF&E in the condition received, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the FF&E to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the FF&E from the Subleased Premises without first providing not less than five (5) days advance written notice to Sublessor of the items to be removed and offering to move such items as requested by Sublessor elsewhere in the Premises outside of the Subleased Premises. If Sublessor timely accepts such offer, Sublessee shall relocate the items designated by Sublessor as directed by Sublessor at Sublessee’s sole cost. If Sublessor does not accept such offer as to all of the items, Sublessee may relocate the other items to a storage facility reasonably approved by Sublessor and must return such items to the Subleased Premises on or before the termination of this Sublease unless the FF&E is conveyed to Sublessee as provided herein. Notwithstanding the foregoing, provided this Sublease is not terminated early due to a default by Subtenant beyond any applicable notice and cure period, which conditions may be waived by Sublessor in its sole discretion by delivering written notice to Sublessee, then upon the termination of this Sublease, the FF&E shall become the property of Sublessee, and Sublessee shall accept the same in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever.
24.
Sublessor Representations: Sublessor represents and warrants that (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default beyond applicable notice and cure periods by either Sublessor, or to Sublessor’s knowledge, Master Lessor, nor, to Sublessor’s knowledge, has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default, and (b) the copy of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease.
25.
Rooftop Space: Sublessee shall be entitled to Sublessee’s Pro Rata Share of the Rooftop Space (as defined in the Master Lease) to which Sublessor is entitled under the Master Lease.
26.
Access; Security System: Sublessee shall have access to the Subleased Premises twenty-four (24) hours a day, seven (7) days a week, subject to the terms of the Master Lease. Sublessee shall have the right to use any existing card readers in place and, subject to the terms of Paragraph 11, to install a new security system to secure access to the Subleased Premises.
27.
Microbulk System: Subject to Paragraph 11, Sublessee shall have access to the existing microbulk piping system for centralized gas delivery to the Subleased Premises; provided, however, Sublessee will need to install its own microbulk tank(s) used for gas storage on a portion of the dedicated concrete pad on the ground level of the Building that was constructed for purposes of securing such tank(s), in compliance with Paragraph 11 hereof; provided, however, that should Sublessee’s installation of such tank(s) not allow for other occupants of the third floor of the Building that would otherwise have access to such system to install their own gas storing tank(s) such that they are unable to use the microbulk system, Sublessee will reasonably cooperate with such other occupants and provide such other occupants the ability to share in the use of Sublessee’s gas and gas storage tank(s) as necessary for such occupants to utilize the microbulk system for gas delivery to the space in the Building they are occupying, in return for such other occupants’ paying their pro rata share of the tank rentals and gas supply.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR: SUBLESSEE:

GRAPHITE BIO, INC., SOLEIL LABS, LLC,

a Delaware corporation a Delaware limited liability company

By: ___________________________ By: ___________________________

Name:_________________________ Name: _________________________

Its: ___________________________ Its: ____________________________

Address: Graphite Bio, Inc. Address for Notices:

611 Gateway Blvd. Suite 120

South San Francisco, CA 94080 The Premises

Attn: Chief Strategic Officer

EXHIBIT A

MASTER LEASE

EXHIBIT B

SUBLEASED PREMISES

EXHIBIT C

FF&E

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